As filed with the Securities and Exchange Commission on November 3, 2006

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Perini Corporation

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts (State or Other Jurisdiction of Incorporation or Organization) 73 Mt. Wayte Avenue, Framingham, Massachusetts (Address of Principal Executive Offices)	04-1717070 (I.R.S. Employer Identification No.) 01701 (Zip Code)

Perini Corporation 2004 Stock Option And Incentive Plan

(Full Title of the Plan)

Robert Band

President and Chief Operating Officer

Perini Corporation

73 Mt. Wayte Avenue

Framingham, Massachusetts 01701

(Name and Address of Agent For Service)

(508) 628-2000

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $1.00 par value per share	2,000,000 shares (2)	$24.64 (3)	$49,280,000 (3)	$5,273

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(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of 2,000,000 shares issuable under the 2004 Stock Option and Incentive Plan.
(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on November 1, 2006.

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STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Except as otherwise set forth below, this registration statement on Form S-8 incorporates by reference the contents of the registration statement on Form S-8, File No. 333-116362 filed by the Registrant on June 10, 2004, relating to the Registrant’s 2004 Stock Option and Incentive Plan.

Item 5. Interests of Named Experts and Counsel.

Wilmer Cutler Pickering Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Framingham, Massachusetts, on November 3, 2006.

By:	/s/Robert Band
Robert Band
President and Chief Operating Officer

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Robert Band and Michael E. Ciskey as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/Ronald N. Tutor Ronald N. Tutor	Chairman and Chief Executive Officer and Director (Principal Executive Officer)	November 3, 2006
/s/Robert Band Robert Band	President, Chief Operating Officer and Director	November 3, 2006
/s/Michael E. Ciskey Michael E. Ciskey	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 3, 2006
/s/Michael R. Klein Michael R. Klein	Director	November 3, 2006
/s/Robert L. Miller Robert L. Miller	Director	November 3, 2006
/s/Willard W. Brittain Willard W. Brittain, Jr.	Director	November 3, 2006
/s/Robert A. Kennedy Robert A. Kennedy	Director	November 3, 2006

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/s/Peter Arkley Peter Arkley	Director	November 3, 2006
/s/James A. Cummings James A. Cummings	Director	November 3, 2006
/s/Raymond R. Oneglia Raymond R. Oneglia	Director	November 3, 2006

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EXHIBIT INDEX

Number	Description
4.1

Certificate of Vote of Directors Establishing a Series of a Class of Stock determining the relative rights and preferences of the Series A Junior Participating Cumulative Preferred Stock (incorporated by reference to Exhibit 4.2 to Form S-1 (File No. 333-111338)).

4.2

Certificate of Vote of Directors Establishing a Series of a Class of Stock determining the relative rights and preferences of the Series B Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 4.8 of Form 8-K (File No. 001-06314)).

4.3	Form of Deposit Agreement, including form of Depositary Receipt (incorporated by reference to Exhibit 4(b) to the Registration Statement on Form S-2 (File No. 33-14434)).
4.4

Form of Indenture with respect to the 8 1/2% Convertible Subordinated Debentures Due June 15, 2012, including form of Debenture (incorporated by reference to Exhibit 4(c) to the Registration Statement on Form S-2 (File No. 33-14434)).

4.5

Shareholder Rights Agreement dated as of September 23, 1988, as amended and restated as of May 17, 1990, as amended and restated as of January 17, 1997, between Perini Corporation and State Street Bank and Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.4 to Amendment No. 1 to the Registration Statement on Form 8-A/A (File No. 001-06314)).

4.6	Amendment dated March 29, 2000 to the Shareholder Rights Agreement (incorporated by reference to Exhibit 4.3 to Form 8-K filed on April 12, 2000).
4.7

Registration Rights Agreement by and among Perini Corporation, Tutor-Saliba Corporation, Ronald N. Tutor, O&G Industries, Inc. and National Union Fire Insurance Company of Pittsburgh, Pa., BLUM Capital Partners, L.P., PB Capital Partners, L.P., The Common Fund for Non-Profit Organizations, and The Union Labor Life Insurance Company, acting on behalf of its Separate Account P, dated as of March 29, 2000 (incorporated by reference to Exhibit 4.1 to Form 8-K filed on April 12, 2000).

4.8

Shareholders' Agreement by and among Perini Corporation, Tutor-Saliba Corporation, Ronald N. Tutor, O&G Industries, Inc. and National Union Fire Insurance Company of Pittsburgh, Pa., BLUM Capital Partners, L.P., PB Capital Partners, L.P., The Common Fund for Non-Profit Organizations, and The Union Labor Life Insurance Company, acting on behalf of its Separate Account P, dated as of March 29, 2000 (incorporated by reference to Exhibit 4.2 to Form 8-K filed on April 12, 2000).

4.9

Form of Warrant to purchase an aggregate of 420,000 shares of common stock of Perini Corporation, dated January 17, 1997 issued to former lenders of Perini Corporation (incorporated by reference to Exhibit 4.13 to Form S-1 (File No. 333-111338)).

4.13

Letter Agreement by and among Perini Corporation, Blum Capital Partners, L.P., PB Capital Partners, L.P. and The Common Fund for Non-Profit Organizations, dated as of December 1, 2003 (incorporated by reference to Exhibit 4.14 to Form S-1 (File No. 333-111338)).

4.14

Warrantholders Rights Agreement by and among Perini Corporation and the former lenders of Perini Corporation, dated January 17, 1997 (incorporated by reference to Exhibit 4.15 to Form S-1 (File No. 333-111338)).

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4.15

Securityholders Agreement by and among Perini Corporation, PB Capital Partners, L.P., The Union Labor Life Insurance Company Separate Account P, The Common Fund for Non-Profit Organizations, for the Account of its Equity Fund and the Initial Warrantholders (as defined therein), dated as of January 17, 1997 (incorporated by reference to Exhibit 4.16 to Form S-1 (File No. 333-111338)).

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr (included in Exhibit 5.1 hereto).
23.2	Consent of Deloitte & Touche LLP.
24.1	Powers of Attorney (included in the signature page of this Registration Statement).
99.1

Perini Corporation 2004 Stock Option and Incentive Plan (incorporated by reference to Appendix A to the Company's Proxy Statement, filed with the Commission on April 17, 2006 pursuant to Section 14(a) of the Exchange Act).

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